Exhibit 10.4

RESTRICTED STOCK GRANT

TERMS AND CONDITIONS

Revised January 2004

     1. Definitions. Capitalized terms used in this Restricted Stock Grant (this “Grant”) but not otherwise defined shall have the same meanings as in the Allergan, Inc. 1989 Incentive Compensation Plan, as amended (the “Plan”).

     2. Basic Terms. The Company hereby grants to you the shares of its Common Stock (the “Granted Stock”) set forth in the Certificate of Restricted Stock Award (the “Certificate”) subject to the terms, conditions and restrictions set forth below. Shares of Granted Stock that are not from shares of Common Stock held by by the Company as treasury shares shall be issued for consideration having a value not less than the par value thereof.

     3. Restrictions on the Stock. Any Granted Stock received by you shall be subject to the following restrictions:

     (a) The shares of Granted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions set forth in this Section 3 have lapsed and are removed, and any additional requirements or restrictions contained in this Grant or in the Plan have been satisfied, terminated or expressly waived by the Company in writing.

     (b) If your employment with the Company and its subsidiaries terminates for any reason other than your death or Total Disability (as defined herein) or by reason of a Job Elimination (as defined herein), then unless the Committee in its discretion determines otherwise, you shall forfeit all shares of Granted Stock granted hereunder which are, at the date of such termination of employment, still subject to the vesting restrictions imposed under this Section 3.

     (c) The restrictions imposed under Paragraphs (a) and (b) above upon the Granted Stock shall lapse and be removed (and the shares of Granted Stock granted to you under this Grant shall vest) in accordance with the following rules:

     (i) Except as provided in Subparagraphs (ii), (iii) and (iv) below, the restrictions imposed under Paragraphs (a) and (b) above with respect to the Granted Stock granted to you pursuant to this

Grant shall lapse and be removed on the Date of Expiration of Restriction indicated in the Certificate.

     (ii) In the event of a Change in Control, the restrictions imposed under Paragraphs (a) and (b) above upon the Granted Stock granted to you pursuant to this Grant shall lapse and be removed (and the Granted Stock granted to you pursuant to this Grant shall become fully vested) as of the date of such Change in Control.

     (iii) If your employment with the Company and its subsidiaries terminates by reason of your death or Total Disability, all of the restrictions imposed upon the Granted Stock granted to you pursuant to this Grant shall lapse and be removed (and the Granted Stock shall become fully vested) as of the last date of your employment. As used herein, “Total Disability” means the inability, by reason of mental or physical illness or accident, to perform any and every duty of the occupation at which you were employed when such disability commenced, which disability is expected to continue for a period of at least 12 months. Any determination as to the date and extent of any disability shall be made by the Committee upon the basis of such information as the Committee deems necessary or desirable.

     (iv) If your employment with the Company and its subsidiaries terminates by reason of a Job Elimination, the restrictions shall lapse and be removed with respect to the Granted Stock in an amount equal to the number of shares of Granted Stock multiplied by a fraction, the numerator of which is the number of full calendar months from Grant Date as specified in the Certificate until your last day of employment and the denominator of which is the number of months during which the restrictions would have been in effect pursuant to the original grant. As used herein, “Job Elimination” occurs when you cease to be an Employee of the Company as a result of a reduction in force or transfer to a new organization outside of the Company as a result of a divestiture, other than a spin-off or other distribution to the Company’s stockholders. A “reduction in force” occurs under the Plan when you are not offered an alternative job by the Company and there is a net headcount reduction (i.e. if you are replaced, there is no reduction in force, even if the duties of the position change).

     (d) In order to enforce the vesting restrictions set forth in this Section 3, the Committee (i) shall cause a legend or legends to be placed on the certificates which make appropriate reference to the restrictions imposed on the Granted Stock issued to you pursuant to this Grant, and (ii) may require that the certificates representing the shares of such Granted Stock remain in the physical custody of an escrow holder or the Company until any or all of the restrictions expire or have been removed.

     4. Section 83(b) Election. You shall only be entitled to make any election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (or any successor thereto), or comparable provisions of any state tax law, to include any amount in your gross income in connection with your acquisition of the Granted Stock, if you shall first have (i) notified the Company of your intention to make such election and (ii) paid to the Company or its subsidiaries, in the form of cash or a certified or bank cashier’s check, an amount sufficient to satisfy any taxes or other amounts required by any other governmental authority to be withheld or paid over to such authority for your account, or otherwise made arrangements satisfactory to the Committee for the payment of such amounts through withholding or otherwise. You should be aware that such election, if made, must be made within 30 days of the Grant Date specified in the Certificate and that you should consult with your own tax advisor.

     5. Voting and Other Rights. Notwithstanding anything to the contrary in the foregoing, during the period prior to the lapse and removal of the restrictions set forth in Section 3 above, except as otherwise provided herein, you shall have all of the rights of a stockholder with respect to all of the Granted Stock not previously returned to the Company pursuant to the terms hereof, including without limitation the right to vote such Granted Stock and the right to receive all dividends or other distributions with respect to such Granted Stock. In connection with the payment of such dividends or other distributions, the Company or its subsidiaries shall be entitled to deduct any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account.

     6. Expiration of Vesting Restrictions. As soon as practicable after the lapse and removal of the vesting restrictions applicable to all or or any portion of the Granted Stock as provided in Section 3 above, the Company shall release the certificates representing such Granted Stock to you, provided (i) you shall have paid to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account, or otherwise made arrangements satisfactory to the Committee for the payment of such amounts through withholding or otherwise, in the form of cash, personal check, Company Credit Union check, money market draft on your own account, and subject to the Committee’s approval, shares of Common Stock owned by you, tax withholding from the shares of Common Stock otherwise issuable have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income, or such other means as the Committee shall determine, and (ii) there shall have been compliance with all applicable requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any market or securities exchange on which shares of Common Stock are then listed and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations or approvals necessary for the lawful issuance and sale of any shares of Common Stock hereunder on terms deemed reasonable by the Committee shall relieve the Company, the Board and the Committee of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite permits, authorizations or approvals shall not have been obtained.

     7. Legends on Stock Certificates. Each certificate representing shares of Granted Stock shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed on the certificates. The determination of which legends, if any, shall be placed upon the certificates shall be made by the Committee in its sole discretion and such decision shall be final and binding.

     8. Stock Split, Reorganization, Merger, etc. In the event of any recapitalization, stock split, stock dividend, combination of shares or any other like change affecting the Common Stock, appropriate adjustment shall be made in the number, price and kind of shares covered by this Grant; provided, however, that any shares received with respect to shares of Granted Stock as a result of such recapitalization, stock split, stock dividend, combination of shares or any other like change affecting the Common Stock shall also be subject to the restrictions set forth in the Plan and in Section 3 hereof.

     9. Grant Subject to Plan. The grant of the Granted Stock evidenced hereby is made pursuant to all of the provisions of the Plan, and this Grant is intended, and shall be interpreted in a manner to comply therewith. Any provision of this Grant which is inconsistent with the Plan shall be superseded by and governed by the Plan.

     10. No Employment Rights.

     (a) Nothing in the Plan or in this Grant shall be construed to create or imply any contract of employment between you and the Company (or any of its subsidiaries) or shall affect in any way the right of the Company (or any such subsidiary) to terminate your employment at any time.

     (b) Any question(s) as to whether and when there has been a termination of your employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan or this Grant shall be determined by the Committee in its sole discretion, and the Committee’s determination thereof shall be final and binding.

     11. Disputes and Disagreements. Any dispute or disagreement which may arise under or as a result of or pursuant to this Grant shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Grant shall be final, binding and conclusive.

     12. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail or overnight delivery service such as Federal Express, postage prepaid, addressed as follows:

If to the Company:	Allergan, Inc.
2525 Dupont Drive

Irvine, California 92612
Attention: General Counsel

If to you:	To your address as last set forth
in the Company’s employment records.

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